SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): March 23, 2000

                           BAUSCH & LOMB INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



            New York                 1-4105              16-0345235
            --------                 ------              ----------
         (State or other        (Commission File        (IRS Employer
         jurisdiction of            Number)            Identification
         incorporation)                                    Number)


             One Bausch & Lomb Place, Rochester, New York 14604-2701
             -------------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (716) 338-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS
            ------------

      On March 23, 2000, Bausch & Lomb Corporation ("Bausch & Lomb") announced that it had sent a letter to Mr. Kevin Ryan, Chairman, President and Chief Executive Officer of Wesley Jessen VisionCare, Inc., a Delaware corporation ("Wesley Jessen"), proposing to acquire Wesley Jessen for $34 per share in cash, for an equity value of approximately $600 million. A copy of the press release, the related remarks by Mr. William M. Carpenter, Chairman and Chief Executive Officer of Bausch & Lomb and a press release issued later in the day are attached as exhibits hereto and are incorporated by reference herein.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
            ------------------------------------------------------------------

(a)          Financial statements of businesses acquired.

                  -     Not Applicable

(b)          Pro forma financial information.

                  -     Not Applicable

(c)          Exhibits.  The following exhibits are filed as part of this report:
             ---------

             99.1  Press Release dated March 23, 2000.
             99.2 Remarks of Mr. William M. Carpenter, Chairman and Chief Executive Officer of Bausch & Lomb, dated March 23, 2000.
             99.3  Press Release dated March 23, 2000.

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    BAUSCH & LOMB INCORPORATED


                                    By:     /s/ Angela J. Panzarella
                                            ------------------------
                                    Name:   Angela J. Panzarella
                                    Title:  Vice President -- Investor Relations

Date:  March 23, 2000

                                 EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

99.1        Press Release dated March 23, 2000.
99.2 Remarks of Mr. William M. Carpenter, Chairman and Chief Executive Officer of Bausch & Lomb, dated March 23, 2000.
99.3        Press Release dated March 23, 2000.